United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2011

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA		15701
(Address of Principal Executive Offices)		Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On September 14, 2011, S&T Bancorp, Inc. (“S&T”) and Mainline Bancorp, Inc. (“Mainline”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Mainline will be merged with and into S&T (the “Merger”). As a result of the Merger, the separate corporate existence of Mainline will cease and S&T will continue as the surviving corporation in the Merger. In addition, under the terms of the Merger Agreement, as soon as practicable, S&T Bank, a bank and trust company organized under the Pennsylvania Banking Code of 1965 (the “PA Banking Code”) and a wholly-owned subsidiary of S&T, and Mainline National Bank, a national bank organized under the laws of the United States and a wholly-owned subsidiary of Mainline, will enter into an Agreement and Plan of Merger, pursuant to which Mainline National Bank will merge with and into S&T Bank, with S&T Bank being the surviving bank.

The Merger Agreement provides that Mainline shareholders will have the opportunity to elect to receive in exchange for each share of Mainline common stock they own immediately prior to completion of the Merger either a cash payment of $69.00 or between 3.6316 and 4.3125 shares of S&T common stock with the precise number based upon the average of the high and low sale prices for S&T common stock for a 10 trading day period ending 5 days prior to (i) the business day preceding the date of the meeting of Mainline shareholders at which the merger will be considered or (ii) if the closing will occur more than 5 days after the Mainline shareholder meeting, five business days before the closing date. Pursuant to the terms of the merger agreement, shareholders of Mainline will have the opportunity to elect to receive for each share of Mainline common stock they own, either S&T common stock, cash or a combination of cash and shares of S&T common stock. All shareholder elections will be subject to allocation and proration procedures set forth in the merger agreement which is intended to ensure that, in the aggregate, at least 60% of the Mainline common shares outstanding will be exchanged for S&T common stock. The transaction is expected to be a tax-free exchange to the extent shareholders of Mainline receive stock in exchange for their Mainline shares.

In connection with the Merger, it is intended that all of the outstanding shares of Mainline preferred stock held by the United States Department of the Treasury will be repurchased or redeemed, subject to the terms and conditions set forth in the Merger Agreement.

Upon consummation of the Merger, each outstanding vested and unvested option to acquire a share of Mainline common stock will be cancelled in exchange for the right to receive, on the terms and conditions set forth in the Merger Agreement, an amount in cash equal to the excess, if any, of the per-share cash consideration of $69.00 over the options exercise price per share.

In addition, each member of Mainline’s board of directors will be invited to serve on S&T Bank’s Cambria/Blair County Advisory Board. It is expected that the merger will be consummated in the first quarter of 2012 and is subject to certain conditions, including receiving requisite regulatory and Mainline shareholder approvals.

Mainline and S&T have made customary representations, warranties and covenants in the Merger Agreement, including Mainline making covenants not to solicit alternative transactions or to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.

The Merger Agreement contains certain termination rights for both Mainline and S&T, and further provides that, upon termination of the Merger Agreement under certain circumstances, Mainline may be obligated to pay S&T a termination fee of $876,000.

Consummation of the Merger is subject to a number of customary conditions, including (i) the approval and adoption by the requisite votes of the holders of the outstanding shares of common stock of Mainline, (ii) the registration of the offering of the S&T common stock to the Mainline shareholders under the Securities Act of 1933, as amended, and the listing of such stock for trading on the NASDAQ Global Select Stock Market, and (iii) certain regulatory approvals.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

S&T will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (SEC), which will contain the proxy materials of Mainline and certain other information regarding S&T. These proxy materials will set forth complete details of the merger. Investors are urged to carefully read the proxy materials when filed with the SEC, as they will contain important information. Investors will be able to obtain a copy of the proxy materials free of charge at the SEC’s website at www.sec.gov. The materials may also be obtained for free by directing a written request to S&T Bancorp, Inc., 800 Philadelphia Street, Indiana, PA 15701 Attention: Corporate Secretary, or to Mainline Bancorp, Inc., 325 Industrial Park Road, Ebensburg, PA 15931 Attention: Corporate Secretary. Investors should read the proxy materials before making a decision regarding the merger.

Item 8.01 – Other Events.

On September 14, 2011 S&T Bancorp, Inc. and Mainline Bancorp, Inc. issued a joint press release announcing the execution of the Merger Agreement. The Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements:

This filing contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements regarding trends, strategies, plans, beliefs, intentions, expectations, goals and opportunities. Forward looking statements are typically identified by words or phrases such as believe, expect, anticipate, intend, estimate, assume, strategy, plan, outlook, outcome, continue, remain, trend and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could, may or similar expressions. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition.

S&T Bancorp, Inc. and Mainline Bancorp, Inc. caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date hereof, and S&T Bancorp, Inc. and Mainline Bancorp, Inc. assume no duty to update forward-looking statements. Subsequent written or oral statements attributable to S&T Bancorp, Inc., Mainline Bancorp, Inc. or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained herein and those in S&T Bancorp Inc.’s and Mainline Bancorp, Inc.’s reports previously and subsequently filed with the Securities and Exchange Commission.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Form 8-K are filed herewith.

2.1	Agreement and Plan of Merger, dated as of September 14, 2011, between S&T Bancorp, Inc. and Mainline Bancorp, Inc.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

September 15, 2011	S&T Bancorp, Inc.

/s/ Mark Kochvar
Mark Kochvar Senior Executive Vice President, Chief Financial Officer

Exhibit Index

Number	Description

2.1	Agreement and Plan of Merger, dated as of September 14, 2011, between S&T Bancorp, Inc. and Mainline Bancorp, Inc.

99.1	Press Release